UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023
CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350	Kansas City,	MO	64106
(Address of Registrant's Principal Executive Offices)			(Zip Code)

(816)	875-3705
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.001 per share	CORR	New York Stock Exchange
7.375% Series A Cumulative Redeemable Preferred Stock	CORRPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
The Amended and Restated Credit Agreement with Crimson Midstream Operating and Corridor MoGas as co-borrowers, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing bank, entered into on February 4, 2021 and as first amended on September 14, 2022 was further amended on February 28, 2023.

Pursuant to this second amendment, the maturity date of the agreement was extended from February 4, 2024 to May 3, 2024; the leverage ratio for the first two quarters of 2023 was changed from 2.50 to 2.75; the required quarterly amortization of the term loan was increased from $2 million to $3 million beginning in the third quarter of 2023; under certain circumstances the stock and assets of the company’s Omega Gas Pipeline, LLC and Omega Gas Marketing subsidiaries must be pledged as collateral; under certain circumstances the proceeds from specified asset sales must be used to repay the term loan and revolving credit facility after which the borrowing availability under the revolving credit facility will be reduced to $30 million; and, no distributions may be made from the co-borrowers to their parent companies until the proceeds of specified asset sales have been used to repay the loans and other financial conditions have been met.

The maturity extension provides the company additional time to address its near-term debt maturities and reduce total leverage without the credit facility becoming a current liability.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Report is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)    EXHIBITS.

Exhibit No.	Description
99.1
Amended and Restated Credit Agreement with Crimson Midstream Operating and Corridor MoGas as co-borrowers, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing bank, entered into on February 4, 2021 and as first amended on September 14, 2022 and further amended on February 28, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: March 6, 2023	By:	/s/ Robert L Waldron
Robert L Waldron
President and Chief Financial Officer